Exhibit 10.1

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Penford Corporation, Penford Australia Limited and
Penford Holdings Pty. Limited

First Amendment to Credit Agreement

     This First Amendment to Credit Agreement (herein, the “Amendment”) is entered into as of November 26, 2004, by and among Penford Corporation, a Washington corporation (“PenCorp” or the “U.S. Borrower”) and Penford Australia Limited ACN 003 780 229 and Penford Holdings Pty. Limited ACN 094 279 339 (“Penford Holdings” and, together with Penford Australia Limited, individually, an “Australian Borrower” and collectively the “Australian Borrowers”, the Australian Borrowers and together with the U.S. Borrower, collectively, the “Borrowers,” and, individually, a “Borrower”), the direct and indirect Subsidiaries of the Borrowers from time to time party to this Agreement, as Guarantors, the several financial institutions from time to time party to this Agreement, as U.S. Lenders, Australia and New Zealand Banking Group Limited ABN 11 005 357 522, as Australian Lender, and in its capacity as the appointed agent of debenture holders under the Debenture Trust Deed and as “Agent” under the Syndicated Facility Agreement (in each such capacity, “Australian Agent”), ANZ Capel Court Limited ABN 30 004 768 807 in its capacity as “Trustee” under the Debenture Trust Deed and in its capacity as “Security Trustee” under the Security Trust Deed (in each such capacity, “Australian Trustee”) and Harris Trust and Savings Bank as Administrative Agent as provided herein.

Preliminary Statements

     A. The Borrowers, the Guarantors, the Lenders, the Australian Agent, the Australian Trustee and the Administrative Agent are parties to that certain Credit Agreement dated as of October 7, 2003 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

     B. The Company and the Lenders have agreed to amend the Total Funded Debt Ratio and to make certain amendments to the Credit Agreement, in each case under the terms and conditions set forth in this Amendment.

     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments to the Credit Agreement.

     Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be and hereby is amended as follows:

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     1.1. The definition of the term “EBITDA” appearing in Section 4.1 of the Credit Agreement shall be amended to read as follows:

     ““EBITDA” means, with reference to any period, Net Income for such period plus the sum of all amounts deducted in arriving at such Net Income amount in respect of (a) Interest Expense for such period, (b) federal, state, and local income taxes for such period, and (c) depreciation of fixed assets and amortization of intangible assets for such period, plus (minus) any non-cash losses (gains) but only to the extent such losses (gains) have not become a cash loss (or gain), plus costs related to the labor strike at the U.S. Borrower’s plant located in Cedar Rapids, Iowa, in an amount not to exceed $4,300,000 during the fiscal quarter ending August 31, 2004, and $4,100,000 for the fiscal quarter ending November 30, 2004.”

     1.2. Section 7.22(a) of the Credit Agreement shall be amended to read as follows:

     “(a) Total Funded Debt Ratio. The Borrowers shall not, as of the last day of each fiscal quarter of the Borrowers ending during the periods specified below, permit the ratio of (a) Total Funded Debt to (b) EBITDA for the four calendar fiscal quarters of the Borrowers then ended (the “Total Funded Debt Ratio”) to be more than:

Total Funded
Debt Ratio Shall Not
From and including	To and including	be More Than:

the date hereof	May 31, 2004	3.25 to 1.0
August 31, 2004	August 31, 2004	3.00 to 1.0
November 30, 2004	February 28, 2005	3.50 to 1
May 31, 2005	May 31, 2005	3.25 to 1
August 31, 2005	At all times thereafter	3.00 to 1.0”

     1.3. Section 7.22(d) of the Credit Agreement shall be amended to read as follows:

          “(d) Capital Expenditures. The Borrowers shall not, nor shall they permit any of their Subsidiaries to, incur Capital Expenditures (but excluding Capital Expenditures made with the Net Cash Proceeds of any Event of Loss as permitted by Section 2.2(b)(i) hereof and Capital Expenditures made with the proceeds of grants from governmental entities) in an amount in excess of $15,000,000 (or the Australian Dollar Equivalent or NZ Dollar Equivalent) in the aggregate during the Borrowers’ fiscal year ending August 31, 2005, and $20,000,000 (or the Australian Dollar Equivalent or NZ Dollar Equivalent) in the aggregate during the Borrowers’ fiscal year ending August 31, 2006; provided, however, for any fiscal year when Total Senior Funded Debt/EBITDA Ratio is less than 2.0 to 1.0 for each fiscal quarter of such fiscal year, Capital Expenditures for such year shall not exceed $25,000,000 (or the Australian Dollar Equivalent or NZ Dollar Equivalent) for such fiscal year.”

     1.4. The Lenders hereby authorize the Administrative Agent to execute and deliver to the Borrowers on its own behalf and on behalf of the Lenders (a) a First Amendment to Security Agreement substantially in the form attached hereto as Exhibit A, (b) a Patent Collateral

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Agreement substantially in the form attached hereto as Exhibit B, and (c) a Patent Collateral Agreement substantially in the form attached hereto as Exhibit C.

Section 2. Conditions Precedent.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     2.1. The Borrowers, the Guarantors, the Australian Agent, the Australian Trustee, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

     2.2. Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct in all material respects, except that the representations and warranties made under Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Lenders.

     2.3. Upon giving effect to this Amendment, (a) the Borrowers shall be in full compliance with all of the terms and conditions of the Loan Documents and (b) no Default or Event of Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

     2.4. The Borrowers shall have paid to the Administrative Agent for the account of the Lenders an amendment fee in an amount equal to one-eighth of one percent (0.125%) of the aggregate amount of all revolving credit commitments and term loans outstanding under the Credit Agreement and the Australian Credit Agreements.

Section 3. Representations.

     In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represents to the Lenders that as of the date hereof, and after giving effect to the amendments called for hereby, the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct in all material respects (except that for purposes of this paragraph the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Lenders) and after giving effect to this Amendment (a) the Borrowers are in compliance with all of the terms and conditions of the Loan Documents and (b) no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Amendment.

Section 4. Miscellaneous.

     4.1. The Borrowers and the Guarantors heretofore executed and delivered to the Agent and the Lenders the Collateral Documents to which it is a party. Each of the Borrowers and the Guarantors hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents to which it is a party continue to secure, among other things, the indebtedness, obligations and liabilities described therein; and the Collateral Documents to

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which it is a party and the rights and remedies of the Agents and the Lenders thereunder, the obligations of the Borrowers and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents to which it is a party as to the indebtedness, obligations and liabilities which would be secured thereby prior to giving effect to this Amendment.

     4.2. Except as specifically amended herein or waived hereby, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the other Loan Documents, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

     4.3. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

     4.4. The Borrowers jointly and severally agree to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the credit facilities and the preparation, execution and delivery of this Amendment, and the documents and transactions contemplated hereby, including the reasonable fees and expenses of counsel for the Administrative Agent with respect to the foregoing.

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     This First Amendment to Credit Agreement is entered into as of the date and year first above written.

“U.S. Borrower” Penford Corporation
By:	/s/ Steven O. Cordier
	Name:	Steven O. Cordier
	Title:	Sr. VP, CFO, Secretary

“Australian Borrowers” Penford Australia Limited
By:	/s/ Steven O. Cordier
	Name:	Steven O. Cordier
	Title:	Sr. VP, CFO, Secretary, Director

Penford Holdings Pty. Limited
By:	/s/ Steven O. Cordier
	Name:	Steven O. Cordier
	Title:	Director

“Guarantors” Penford Products Co.
By:	/s/ Steven O. Cordier
	Name:	Steven O. Cordier
	Title:	Sr. VP, CFO, Secretary

Penford Corporation
Signature Page to First Amendment
to Credit Agreement

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     Accepted and agreed to as of the date and year last above written.

“U.S. Lenders” Harris Trust and Savings Bank, in its individual capacity as a Lender, as U.S. L/C Issuer, and as Administrative Agent
By:	/s/ Erica T. Kuhlmann
	Name:	Erica T. Kuhlmann
	Title:	Managing Director

Wells Fargo Bank, N.A.
By:	/s/ Catherine M. Jones
	Name:	Catherine M. Jones
	Title:	Vice President

U.S. Bank National Association
By:	/s/ Thomas McCarthy
	Name:	Thomas McCarthy
	Title:	Vice President

LaSalle Bank National Association
By:	/s/ Keith J. Cable
	Name:	Keith J. Cable
	Title:	Vice President

Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland,” New York

Penford Corporation
Signature Page to First Amendment
to Credit Agreement

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Branch
By:	/s/ Eric Hurshman
	Name:	Eric Hurshman
	Title:	Executive Director

By:	/s/ Brett Delfino
	Name:	Brett Delfino
	Title:	Executive Director

“Australian Lender” Australia and New Zealand Banking Group Limited, in its individual capacity as Australian Lender and as Australian Agent
By:
Name
Title

ANZ Capel Court Limited, as Australian Trustee
By:
Name
Title

Penford Corporation
Signature Page to First Amendment
to Credit Agreement